UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 28, 2019, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), entered into an amended and restated credit agreement (the “Credit Agreement”) with certain of its foreign subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides for, among other facilities, a five-year revolving credit facility with commitments in an aggregate principal amount of $1,100 million (the “Revolving Credit Facility”, the loans thereunder, “Revolving Loans”). Unless extended, all amounts outstanding under the Revolving Loans are due and payable on August 28, 2024. The Company may repay amounts borrowed at any time without penalty. Revolving Loans bear interest at LIBOR (or, in the case of amounts denominated in Euros, EURIBOR), or, at the Company’s option, in the case of amounts denominated in Dollars, at a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the Wall Street Journal as the “prime rate” and (c) the one-month LIBOR rate plus 1.00% (the “Base Rate”), plus, in each case, a margin ranging from 1.25% to 2.25% per annum for LIBOR-based and EURIBOR-based Revolving Loans and ranging from 0.25% to 1.25% per annum for Base Rate-based Revolving Loans, in each case, depending on the Company’s consolidated leverage ratio. Additional information concerning the Credit Agreement and Revolving Credit Facility are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

On March 24, 2020, the Company provided notice to the Administrative Agent to draw down $630 million under the Revolving Credit Facility. As of March 26, 2020 a total of $1,070 million was outstanding under the Revolving Credit Facility.

The Company initiated borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 global pandemic. The draw-down proceeds from the Revolving Credit Facility may be used for general corporate purposes.

The Revolving Credit Facility also allows a portion of the availability to be used for letters of credit. As of March 26, 2020, a total of $28 million was outstanding or utilized for letters of credit.

Forward-Looking Statements

This current report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “plans,” “will,” “anticipates,” “expects,” and “intends,” or similar expressions, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this report include, without limitation, statements regarding actions relating to the COVID-19 global pandemic. These forward-looking statements are based on our current expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and therefore, we cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the impact of the COVID-19 global pandemic on NCR’s workforce, operations and results; the impact of the March 2020 tornados in the greater Nashville area on an NCR Global Fulfillment Center in Mt. Juliet, Tennessee operated by a third party; the sufficiency and effectiveness of the Company’s or its third-party logistics partner’s business continuity plans, the adequacy of the Company’s property damage and business interruption insurance coverage and the Company’s ability to recover under the applicable policies; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 26, 2020	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary